Exhibit 10.16.2(a)
JACK IN THE BOX INC.
STOCK OPTION AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN
QDOBA
     THIS AGREEMENT is made as of [Date] between Jack in the Box Inc., a Delaware corporation (the “Company”), and [Name] (the “Optionee”).
RECITALS
     The Compensation Committee (the “Committee”) of the Board of Directors of the Company which administers the Company’s 2004 Stock Incentive Plan (the “Plan”) has granted to the Optionee as of the date of this Agreement an option (the “Option”) to purchase shares of the Common Stock of the Company, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth herein.
AGREEMENT
     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
     1. SHARES OPTIONED: OPTION PRICE. Optionee may purchase all or any part of an aggregate of [number of shares (# of Shares)] shares of Common Stock, at the exercise price of [Price] per share (the “Option Exercise Price”), which shall be not less than the fair market value on the date hereof, on the terms and conditions set forth herein.
     2. OPTION TERM: TIMES OF EXERCISE OR SALE. The Option shall terminate and no portion of the Option may be exercised in whole or in part more than seven years after the date hereof.
     This Option shall become exercisable as follows:
(1)	One third on [1 year from grant date]

(2)	One third on [2 years from grant date]

(3)	One third on [3 years from grant date]
     3. CONSIDERATION. The Option has been granted in consideration of the Optionee’s continued employment with the Company or its wholly owned subsidiaries and acceptance by the Optionee of the terms and conditions set forth below and in the Plan.
     4. EXERCISE DATES. Subject to the terms and conditions herein and in the Plan, the Option shall become exercisable, on each of the dates and to the extent provided on each date as provided in Paragraph 2 above. Fractional shares may not be purchased or delivered hereunder. Once exercisable and until terminated, all or any portion of the Option may be exercised from time to time and at any time under procedures that the Company shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of option shares which may be purchased at any time.
     5. EXERCISING THE OPTION. This Option may be exercised only by the Optionee or his or her permitted transferees and only by the methods set forth herein. Subject to the terms and conditions of the Plan, the Optionee may exercise all or any portion of the Option by giving notice of exercise to the Company or its designee in the manner specified from time to time by the Company, accompanied by payment or instructions for payment in full of the Option Exercise Price for the shares being purchased together with any amount which the Company may withhold upon such exercise for applicable foreign, federal (including FICA), state and local taxes. Each such notice shall specify the number of shares of Common Stock to be purchased, the Option Exercise Price, the grant date, and such other matters as required by the Committee.
     6. PAYMENT OF EXERCISE PRICE. The payment of the aggregate Option Exercise Price shall be made (i) in cash or by cashiers check, (ii) by tender of Common Stock having a value not less than the aggregate Option Exercise Price, (iii) by means of a payment under an arrangement with a broker approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company the proceeds from the sale of the Common Stock issuable upon exercise of the Option, or (iv) any combination of the foregoing.
     7. NON-TRANSFERABILITY. Except as otherwise provided in this Paragraph, this Option: (a) shall be exercisable during the Optionee’s lifetime only be the Optionee, and is not transferable other than by will or the laws of descent and distribution; (b) shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process; (c) shall immediately terminate and become null and void upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, other than as permitted herein, or upon the levy of any execution, attachment or similar process upon this Option. Notwithstanding the foregoing, with the approval of the Committee, the Option may be transferred to a trust for the benefit of the Optionee or the Optionee’s “family member” as that term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act.
     8. TERMINATION OF EMPLOYMENT.
          (a) If Optionee ceases to be employed by the Company or a subsidiary because of Optionee’s discharge for cause, as determined by the Company in its sole discretion, this Option shall expire concurrently with such cessation of employment. As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company as defined in Section 424(f) of the Internal Revenue Code.
          (b) Before the Optionee is eligible to retire under a Company sponsored retirement plan (as defined below), if Optionee ceases to be employed by the Company or a subsidiary for any reason other than for (i) termination for cause, as determined by the Company in its sole discretion, or (ii) Optionee’s death or Total and Permanent Disability (as defined below), then this Option, subject to earlier termination pursuant to Paragraph 2 hereof, shall expire ninety days thereafter, and during such period after Optionee ceases to be an employee, this Option shall be exercisable only as to those shares, if any, with respect to which the Optionee could have exercised the option as of the date of such cessation of employment.

          (c) After the Optionee is eligible to retire, defined herein as reaching age 55 with 10 or more years of service with the Company, its parent, or a subsidiary, and, if Optionee ceases to be employed by the Company or a subsidiary for any reason other than (i) termination for cause, as determined by the Company in its sole discretion, or (ii) Optionee’s death or Total and Permanent Disability (as defined below), then during such period after Optionee ceases to be an employee, this Option shall be exercisable only as to those shares, if any, (A) with respect to which the Optionee could have exercised as of the date of such cessation of employment and (B) for each twelve full months during which Optionee was in the employ of the Company, or a subsidiary an additional 5% of the shares granted, (total exercisable shares not to exceed original grant amount), of this Option, provided all rights under such Option shall expire, in any event, on the date specified in Paragraph 2 hereof.
          (d) If Optionee shall die while in the employment of the Company or a subsidiary, and such deceased Optionee shall not have suffered Total and Permanent Disability within ninety days prior to death, then this Option shall be exercisable by the person or persons to whom Optionee’s rights under the Options all have passed by will or by applicable laws of descent and distribution, as to all shares granted to Optionee without regard to exercise limitations as set forth in Paragraph 2 hereof; provided, however, that all rights under such Option shall expire in any event on the date specified in Paragraph 2 hereof.
          (e) If Optionee shall suffer Total and Permanent Disability while in the employment of the Company or a subsidiary, this Option shall be exercisable only as to those shares which Optionee could exercise as of twelve months following the Optionee’s first day of absence from work with the Company or a subsidiary due to Total and Permanent Disability, provided, however, that all rights under such Option shall expire in any event on the date specified in Paragraph 2 hereof. “Total and Permanent Disability” is defined as a physical or mental condition that results in a total and permanent disability to such extent that the Participant is eligible for disability benefits under the federal Social Security Act.
     9. LEGALITY. The Company is not required to issue any shares of Common Stock upon the exercise of the Option unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully compiled with. Upon exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, or any successor statute thereto, (the “Act”), relating to the shares of Common Stock issuable upon exercise thereof, and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Act, or if the rules and interpretations of the SEC so require, such shares may be issued only if Optionee represents and warrants in writing to the Company that the shares are being acquired for investment and not with view to the distribution thereof, and any certificated issued upon exercise of the Option shall bear appropriate legends setting forth the restrictions on transfer of such shares.
     10. BUY OUT OF OPTION GAINS. At any time after an Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to pay to the Optionee the excess of the fair market value of the shares of Common Stock covered by such Option over the Option Exercise Price of such option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as the Committee deems advisable. To the extent payment is made in Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a share of Common Stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this provision, fair market value shall be equal to the average of the high and low prices at which a share of the Company Common Stock is traded on the New York Stock Exchange on the relevant date.
     11. ADJUSTMENTS IN STOCK. Subject to the provisions of the Plan, if the outstanding shares of the Company Common Stock of the class subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Option and in the Option Exercise Price, so that the total purchase price of the shares then subject to this Option shall remain unchanged.
     12. TERMINATING TRANSACTIONS.
A. Upon the dissolution or liquidation of the Company, this Option shall terminate. Upon the occurrence of any (i) merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company’s Common Stock immediately prior to such transaction), (ii) sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), or (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (collectively a “Terminating Transaction”), this Option shall terminate unless provision be made in writing in connection with such transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the person then entitled to exercise the Option shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise this Option to the full extent not theretofore exercised, including any installments previously not exercisable prior to the Terminating Transaction. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be conclusive. No fractional shares of stock shall be issued under this Option or in connection with any such adjustment.
B. Upon the dissolution or liquidation of Qdoba Restaurant Corporation, this Option shall terminate. Upon the occurrence of any (i) merger or consolidation in which Qdoba Restaurant Corporation shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of Qdoba Restaurant Corporation’s stock immediately prior to such transaction), (ii) sale of all or substantially all of Qdoba Restaurant Corporation’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company), or (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of common stock of Qdoba Restaurant Corporation by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (collectively a “Qdoba Terminating Transaction”), this Option shall terminate unless provision be made in writing in connection with such transaction for the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the person then entitled to exercise the Option shall have the right, at such time immediately prior to the consummation of the Qdoba Terminating Transaction as the Company shall designate, to exercise this Option to the full extent not theretofore exercised, including any installments previously not exercisable prior to the Qdoba Terminating Transaction. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be conclusive. No fractional shares of stock shall be issued under this Option or in connection with any such adjustment.
     13. RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in this agreement shall confer upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.
     14. PLAN CONTROLS. The Option and all terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan as may be amended from time to time, (but no amendment shall adversely affect the Optionee’s rights under this Option) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its subsidiaries and all former, present and future employees of the Company or its subsidiaries.
     15. ARBITRATION. Any dispute or claim concerning any Options granted (or not granted) pursuant to the Plan and this agreement and any other disputes or claims relating to or arising out of the Plan and this agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. By accepting an Option, the Optionee and the Company waive their respective rights to have any disputes or claims tried by a judge or jury.
     16. RESPONSIBILITY FOR EXERCISE. The Optionee hereby acknowledges that he or she is responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established by the Committee from time to time. By signing this agreement the Optionee acknowledges that information regarding the procedures and requirements for this exercise of the Option is available upon request. The Company shall have not duty or obligation to notify the Optionee of the expiration date of this Option.
     17. LAWS GOVERNING. The Option and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

     18. RECEIPT OF PROSPECTUS. The Optionee hereby acknowledges that he or she has received a copy of the prospectus relating to the Option and the shares covered thereby and the Plan.
     19. OPTION AGREEMENT. This agreement has no cash value or other legal significance and the entitlement of any rights here under shall be governed by the terms of the Plan and the books and records maintained by the Company.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed on its behalf by its President or one of its Vice Presidents and Optionee has hereunto set his hand on the day and year first above written.

JACK IN THE BOX INC.		OPTIONEE

By:
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